UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 4, 2013

LaserLock Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-31927 (Commission File Number)	23-3023677 (I.R.S. Employer Identification No.)

3112 M Street NW
Washington, D.C.	20007
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 400-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Item 5.08	Shareholder Director Nominations.

LaserLock Technologies, Inc. (the “Company”) plans to hold its 2013 Annual Meeting of Stockholders on December 9, 2013. The Company did not hold a 2012 Annual Meeting of Stockholders. As a result, in accordance with the Company’s bylaws and the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”), written notice from a stockholder interested in bringing business before the Company’s 2013 Annual Meeting of Stockholders or nominating a director candidate for election at the Company’s 2013 Annual Meeting of Stockholders, including, any notice on Schedule 14N, must be received no later than 5:00 p.m., Eastern Time, on October 18, 2013 at the Company’s principal executive office, 3112 M Street NW, Washington, DC 20007. Any such written notice must be directed to the attention of the Company’s Secretary and comply with the applicable advance notice provisions of the Company’s bylaws, as amended. Stockholder proposals intended to be considered for inclusion in the Company’s proxy materials for the 2013 Annual Meeting of Stockholders must comply with the requirements, including the deadline, set forth above as well as all applicable rules and regulations promulgated by the SEC under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LASERLOCK TECHNOLOGIES, INC.

By:	/s/ Neil Alpert
Neil Alpert
President and CEO

Dated: October 10, 2013